Exhibit 31.6

CERTIFICATIONS

I, Glenda Flanagan, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Whole Foods Market, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	January 26, 2015

/s/ Glenda Flanagan
Glenda Flanagan
Executive Vice President and Chief Financial Officer